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                         STANDARD REINSURANCE AGREEMENT

                                 (July 1, 1997)

                                   between the

                       FEDERAL CROP INSURANCE CORPORATION

                                     and the

                            (Insurance Company Name)

                                (City and State)

This Agreement establishes the terms and conditions under which FCIC will provide subsidy and reinsurance on eligible crop insurance contracts sold or reinsured by the above named insurance company. This Agreement is authorized by the Act and regulations promulgated thereunder codified in 7 C.F.R. chapter IV. Such regulations are incorporated into this Agreement by reference. The provisions of this Agreement that are inconsistent with provisions of State or local law or regulation will supersede such law or regulation to the extent of the inconsistency. This is a cooperative financial assistance agreement between FCIC and the Company to deliver eligible crop insurance under the authority of the Act. For the purposes of this Agreement, use of the plural form of a word includes the singular and use of the singular form of a word includes the plural unless the context indicates otherwise. The headings in this Agreement are descriptive only and have no legal effect on FCIC or the Company.

SECTION I.   DEFINITIONS

"Act" means the Federal Crop Insurance Act, as amended (7 U.S.C. 1501 et seq.).
                                                                      ------

"Actuarial data master file" means the hard copy and EDP compatible information distributed by FCIC that contains premium rates, program dates, and related information concerning the crop insurance program for a crop year.

"Additional coverage" means a plan of crop insurance providing a level of coverage equal to or greater than 65 percent of the recorded or appraised average yield indemnified at 100 percent of the projected market price, or a comparable insurance plan as determined by FCIC.

"A&O subsidy" means the subsidy for the administrative and operating expenses authorized by the Act and paid by FCIC on behalf of the producer to the Company.

"Administrative fee" means the processing fee the policyholder must pay in accordance with the Act and 7 C.F.R. chapter IV.

"Agency" means the person or entity with a contract or agreement with the Company or its MGA to sell and service eligible crop insurance contracts under the Federal crop insurance program.

"Agent" means an individual licensed by the State in which the agent does business under contract with a Company, its managing general agent, or any other entity, to sell and service eligible crop insurance contracts.

"Agreement" means this Standard Reinsurance Agreement, all Appendices, all referenced documents including Manual 13 and the Approved Manual 14.

"Annual Settlement" means the settlement of accounts between the Company and FCIC for the reinsurance year, beginning with the February monthly transaction cutoff date following the reinsurance year and continuing monthly thereafter as necessary.

"Approved Manual 14" means the Guidelines and Expectations for the delivery of the Federal Crop Insurance Program (Manual 14) as it exists 30 days prior to the date on which the Plan of Operation must be submitted to FCIC with respect to such reinsurance year.

"Billing date" means the date specified in the actuarial data master file as the date by which policyholders are billed for premium due on eligible crop insurance contracts.

"Board" means the FCIC Board of Directors.

"Book of business" means the aggregation of all eligible crop insurance contracts in force between the Company and its policyholders that have a sales closing date within the reinsurance year and are eligible to be reinsured under this Agreement.

"Cancellation date" means the date by which the Company or policyholder must notify the other that coverage under an eligible crop insurance contract issued by the Company is canceled for a succeeding crop year. The day following this date is considered as the date a continuous eligible crop insurance contract carried over from the previous crop year is renewed for the subsequent crop year.

"Carryover crop insurance contract" means eligible crop insurance contract that has been in force for at least one crop year term and continues in force for another crop year term after the cancellation date.

"Catastrophic risk protection (CAT)" means an eligible crop insurance contract that is in accordance with section 508(b) of the Act.


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"Cede" means to pass to FCIC all or part of the net book premium and  associated liability for ultimate net losses on eligible crop insurance contracts written by a Company under this Agreement.

"Claims supervisor" means any person having immediate day-to-day supervisory control (e.g., assigning and reviewing work of Company employees or exercising appropriate management of contractors) over the activities of loss adjusters or other persons who determine whether an indemnity will be paid and the amount.

"Code of Federal Regulations (C.F.R.)" means the code published annually in accordance with the Federal Register Act (44 U.S.C. chapter 15) by the Office of the Federal Register that contains each published Federal regulation of general applicability and legal effect.

"Company" means the private insurance Company named on this Agreement.

"Company payment date" means the last business day of the month.

"Competing agency" means an agency selling or servicing any eligible crop insurance contract in any county (including all counties adjoining such county) in which another agency has sold or is in the process of selling any eligible crop insurance contract.

"Contract change date" means the date specified in the crop insurance contract by which FCIC must publish all changes to the crop insurance contract in order to make such changes binding on the Federal Crop Insurance Corporation, the Company, and the policyholder.

"Crop insurance contract" means an agreement (with the terms in effect as of the contract change date) to insure the insurable interest of an eligible producer in a single crop in a single county as provided by the application, the General, or Common Crop Insurance Policy, the Crop Endorsements, the Basic Provisions, the Crop Provisions, the Special Provisions, the Catastrophic Risk Protection Endorsement, as applicable, the Actuarial Table, and any other instrument or endorsement as approved by FCIC.

"Data Acceptance System (DAS)" means the EDP system that receives, and accepts or rejects the Company submitted data upon which all payments to FCIC and the Company are based.

"Electronic data processing (EDP)" means the electronic process by which information is digitally transferred, used, and stored.

"Electronic   fund  transfer  (EFT)"  means  the  process  by  which  funds  are electronically transferred between FCIC's account and the Company's account.


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"Eligible crop insurance  contract" means a crop insurance contract that is sold and serviced consistent with the Act, 7 C.F.R. chapter IV, FCIC approved regulations and procedure, at applicable rates, terms, and special conditions; having a sales closing date within the reinsurance year; to an eligible producer, covering a crop in an area approved by FCIC; and on forms approved in writing by FCIC.

"Eligible producer" means a person who meets all the conditions for eligibility specified in 7 C.F.R. chapter IV.


"Employer identification number (EIN)" means the identification number for an individual, business entity, or a foreign entity obtained from the Internal Revenue Service pursuant to section 6109 of the Internal Revenue Code of 1986.

"Federal Crop Insurance Corporation (FCIC)" means the wholly-owned government Corporation within the United States Department of Agriculture authorized to carry out all actions and programs authorized by the Act.

"FCIC payment date" means the first banking day following the 14th calendar day after FCIC receives the monthly summary or annual settlement report and supporting data from the Company upon which any payment is based.

"Group risk plan (GRP)" means crop insurance coverage based upon the average yield realized by a group of producers as determined by FCIC.

"Insurable interest" means the portion of an insured crop a person has at risk in the event of an insurable loss.

"Insurance Plan" means the type of insurance coverage provided on a crop. For example, a crop may be insured under the GRP plan, a revenue insurance plan, or a guaranteed-yield plan. Differences in levels of coverage do not create different plans.

"Limited coverage" means an insurance plan offering coverage that is equal to or greater than 50 percent of the recorded or appraised average yield indemnified at 100 percent of the projected market price but less than 65 percent of the recorded or appraised average yield indemnified at 100 percent of the projected market price, or a comparable insurance plan as determined by FCIC.

"Loss ratio" means the ratio calculated by dividing the ultimate net loss by the net book premium, expressed as a percentage. For example, the ratio of $1 ultimate net loss to 50 cents net book premium would be expressed as 200 percent.


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"Managing  general  agent  (MGA)" is an entity  that  meets  the  definition  of managing general agency under the laws of the State in which it is incorporated, or in the absence of such State law or regulation, meets the definition of a managing general agency in the National Association of Insurance Commissioners' Model Act.

"Manual 13" means the Data Acceptance System Handbook for the reinsurance year for which this Agreement is effective.

"Net book premium" means the total premium calculated for all eligible crop insurance contracts, less A&O subsidy, cancellations, and adjustments.

"Person" means any individual or legal entity possessing the capacity to contract.

"Plan of Operations" means the information and documents required from the Company under Appendix 2 of this Agreement.

"Policyholder" means an eligible producer who has been issued one or more eligible crop insurance contracts.

"Producer premium" means that portion of the FCIC approved insurance premium for the risk of loss that the policyholder must pay.

"Records" means original documents, including original signed documents that may have been recorded, copied, or reproduced in the original form by any photographic, photostatic, microfilm, microcard, miniature photographic, optical disk, electronic imaging, electronic data processing, or electronically transmitted facsimile technology: Provided, That any signature contained on the original is preserved.

"Reinsurance account" means an account maintained by FCIC by which a portion of the Company's underwriting gains may be held for future distribution.

"Reinsurance year" means the period from July 1 of any year through June 30 of the following year and identified by reference to the year containing June. All eligible crop insurance contracts with sales closing dates within the reinsurance year are subject to the terms of the Agreement applicable to that reinsurance year.

"Retained" as applied to ultimate net losses, net book premium, or book of business, means the remaining liability for ultimate net losses and the right to associated net book premiums after all reinsurance cessions to FCIC under this Agreement.

"Revenue insurance" means plans of insurance providing protection against loss of income which are designated as such by FCIC.

"Risk subsidy" means that portion of the FCIC approved insurance premium for the risk of loss paid by FCIC on behalf of the policyholders.

"Sales closing date" means the date established by FCIC as the last date on which a producer may apply for an eligible crop insurance contract on a crop in a specific county.

"Sales supervisor" means any person having immediate or day-to-day supervisory control (e.g., assigning and reviewing work of Company employees or exercising appropriate management of contractors) over the activities of sales agents, competing agencies or sales agency employees on behalf of the Company.

"Satisfactory performance record" means a record of performance that demonstrates substantial conformity with all requirements of this Agreement. The Company or its MGA, if applicable, shall be deemed to have a satisfactory performance record if any deficiency was caused by circumstances beyond its control and where, as soon as it was made aware of the deficiency, it took timely and appropriate corrective action. Material misconduct on the part of any employee, agent, loss adjuster, or any other contractor will not be considered as a deficiency beyond its control. Nothing contained herein affects the Company's liability under any other provision of this Agreement. Continued failure to meet requirements of the Agreement is a significant factor considered in determining satisfactory performance.

"Social security number" ("SSN") means the identification number provided for an
individual  by  the  Social  Security   Administration,   and  may  be  the  tax
identification number (TIN).

"Transaction cutoff date" for weekly data reporting is 6 p.m. central time on Saturday of each week. The transaction cutoff date for the monthly summary reports is 6 p.m. central time on the Saturday occurring within the first full week (i.e., Sunday through Saturday) of the month.

"Ultimate net loss" means the amount paid by the Company under any eligible crop insurance contract reinsured under this Agreement in settlement of any claim and in satisfaction of any judgment or arbitration award rendered on account of such claim, less any recovery or salvage by the Company. Ultimate net loss may include interest and policyholder's court costs related to the eligible crop insurance contract provisions or procedures that are contained in a final judgment against the Company by a court of competent jurisdiction if FCIC determines: (1) that such interest or court costs resulted from the Company's substantial compliance with FCIC procedures or instructions in the handling of the claim or in the servicing of the policyholder or that the actions of the Company were in accordance with accepted loss adjustment procedures; and (2) that the award of such interest or court costs did not involve negligence or culpability on the part of the Company. Ultimate net loss may also include interest or policyholder's court costs related to the crop insurance provisions or procedures that are included in the settlement of any claim if FCIC, in addition to the determinations included above, is advised of the terms of and the basis for the settlement and determines that the settlement should be approved. Under no circumstance are any punitive or consequential damages included in the calculation of ultimate net loss.

"Underwriting" means the acceptance or rejection of individual insurance risk, and determining the amounts and the terms by which the Company will accept the risk for an eligible crop insurance contract.

"Underwriting gain" means the amount by which the Company's share of retained net book premium exceeds its retained ultimate net losses.

"Underwriting loss" means the amount by which the Company's share of retained ultimate net losses exceeds its retained net book premium.

SECTION II.   REINSURANCE

A.     General Terms

1. Only eligible crop insurance contracts will be reinsured and subsidized under this Agreement.

2. Except as specified below, the Company must offer all approved plans of insurance for all approved crops in any State in which it writes an eligible crop insurance contract and must accept and approve all applications from all eligible producers. The Company may not cancel the crop insurance contract held by any policyholder so long as the policyholder remains an eligible producer and the Company continues to write eligible crop insurance contracts within the State. The Company is not required to offer such plans of insurance as may be approved by FCIC under the authority of section 508(h) of the Act. However, if the Company chooses to offer any such plan, it must offer the plan in all approved states in which it writes an eligible crop insurance contract and it must comply with all provisions of this paragraph as to such plan unless the Board determines that a separate and complete reinsurance agreement will be issued for the reinsurance of such plan.

3. In exchange for the reinsurance premiums provided by the Company pursuant to this Agreement, FCIC will provide the Company with reinsurance pursuant to the provisions of this Agreement.

4. All eligible crop insurance contracts reinsured and subsidized under this Agreement must conform to the regulations published at 7 C.F.R., chapter IV or as approved in writing by FCIC.

5. FCIC will not provide reinsurance, A&O subsidy, or risk subsidy for any eligible or ineligible crop insurance contract that is sold or serviced in violation of the terms of this Agreement, 7 C.F.R., chapter IV, FCIC approved procedures or any written instructions of FCIC.

6. No portion of the net book premium or the A&O subsidy may be rebated in any form to policyholders, except as authorized by the Act and approved in writing by FCIC. Neither the Company nor its agents shall assess service fees or additional charges on eligible crop insurance contracts reinsured and subsidized under this Agreement except as authorized by the Act and approved in writing by FCIC.

7. Only the amount of net book premium authorized by FCIC in the approved Plan of Operations may be reinsured and subsidized under this Agreement. Whenever the Company reports an amount of net book premium greater than FCIC authorized as the maximum reinsurable net book premium, FCIC may, at its sole discretion, cause the net underwriting gain or loss for all States as defined in section II.D.3. payable to or by the Company to be reduced according to the ratio of the excess net book premium to the total reported net book premium. The excess will then be reinsured under this Agreement. The Company agrees to pay FCIC an additional reinsurance premium equal to 5 percent of the excess net book premium whenever this provision applies.

8.   To be eligible for an Agreement, or continue to hold an Agreement:

a. The Company must have adequate financial resources at the beginning of the reinsurance year as required by 7 C.F.R. part 400, subpart L. If at any time during the reinsurance year the Company no longer has adequate financial resources, the Company must timely obtain such resources.

b. The Company, and any managing general agent that it appoints or proposes to appoint must:

i.   Have a satisfactory performance record;

ii. Have the necessary organization, experience, accounting and operational controls, and technical skills to fulfill its obligations under the Agreement, or the ability to obtain them;

iii. Have  the  necessary   equipment  to  fulfill  its  obligations  under  the
     Agreement, including, but not limited to, EDP resources and facilities or the ability to obtain such equipment; and

iv.  Perform under a written contract or agreement with each other.

B.     Proportional Reinsurance

Within each State, the Company, in accordance with its Plan of Operations, may designate eligible crop insurance contracts to a: (1) Assigned Risk Fund;
     (2) Developmental Fund; or (3) Commercial Fund. 1. Assigned Risk Fund

a. The Company may designate eligible crop insurance contracts, including those previously designated to a Developmental Fund, that have an aggregate net book premium not greater than the maximum cession limits specified in section II.B.1.d. to the Assigned Risk Fund for each State. The Company must retain 20 percent of the net book premium and associated liability for ultimate net losses on these designated eligible crop insurance contracts, except as provided in sections II.B.1.c. and II.B.4. The liability for ultimate net losses not retained by the Company within each State will be ceded to FCIC in exchange for an equal percentage of the associated net book premium included in the Assigned Risk Fund in that State.

b. The Company must designate eligible crop insurance contracts to the Assigned Risk Fund not later than the transaction cutoff date for the week including the 30th calendar day after the sales closing date for the eligible crop insurance contract unless:

                     i. FCIC determines that conditions exist that would permit the policyholder to plant crops that are alternatives to the crops listed on the application for insurance, or there are eligible crop insurance contracts transferred from the Farm Service Agency after the sales closing date. The Company may designate such alternative or transferred crop insurance contracts to the Assigned Risk Fund not later than the transaction cutoff date for the week containing the 30th calendar day after the acreage reporting date; or

                    ii. FCIC approves a written agreement for limited or additional coverage contracts of insurance after the sales closing date. The Company may designate such eligible crop insurance contracts to the Assigned Risk Fund not later than the transaction cutoff date for the week containing the 30th calendar day after FCIC approval.

c. Unless otherwise specified in the Agreement, in the event the aggregate net book premium for all such eligible crop insurance contracts exceeds the maximum allowable cession for any individual State, the amount ceded for each eligible crop insurance contract in such State will be reduced pro-rata to the maximum allowable cession for that State. The net book premium and associated liability for ultimate net losses that exceed the maximum allowable cession for an individual State will be placed in the appropriate Developmental Funds for that State on a pro rata basis.

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d.     The Assigned Risk Fund maximum cession limits for each State are:



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             Maximum            Maximum
State       Cession  State      Cession

Alabama       50% Montana        75%
Alaska        75% Nebraska       20%
Arizona       55% Nevada         75%
Arkansas      50% New Hampshire  10%
California    20% New Jersey     50%
Colorado      20% New Mexico     55%
Connecticut   35% New York       40%
Delaware      30% North Carolina 20%
Florida       40% North Dakota   45%
Georgia       75% Ohio           25%
Hawaii        10% Oklahoma       50%
Idaho         45% Oregon         30%
Illinois      20% Pennsylvania   25%
Indiana       20% Rhode Island   75%
Iowa          15% South Carolina 55%
Kansas        20% South Dakota   30%
Kentucky      25% Tennessee      35%
Louisiana     50% Texas          75%
Maine         75% Utah           75%
Maryland      20% Vermont        15%
Massachusetts 45% Virginia       30%
Michigan      50% Washington     30%
Minnesota     20% West Virginia  75%
Mississippi   50% Wisconsin      35%
Missouri      20% Wyoming        35%


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e.   All eligible crop insurance contracts, including CAT, all revenue insurance plans, and all other insurance plans, that are designated to the Assigned Risk Fund will be placed in a single fund in each state, which is shown under "B" in sections II.C. and D.

2.   Developmental Funds

a. The Company may designate eligible crop insurance contracts to any of three Developmental Funds as follows: Fund C CAT; Fund R Revenue insurance plans; or Fund B All other crop insurance plans.

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b.   If the Company  declares in its Plan of  Operations  that it will forgo the use of the Commercial Fund in all States, then all eligible crop insurance policies not designated to the Assigned Risk Fund will be placed in the appropriate Developmental Fund.

c.   Designations to Developmental Funds must be made:

                           i. For carryover crop insurance contracts insured with the Company the previous year that have contract change dates occurring on or after July 1, not later than the transaction cutoff date for the week containing the 30th calendar day after the contract change date for the applicable crop and insurance plan for each reinsurance year;

                           ii. For carryover crop insurance contracts insured with the Company the previous year that have contract change dates occurring before July 1, not later than the transaction cutoff date for the week containing August 1 of the reinsurance year; and

                           iii. For all other eligible crop insurance contracts, not later than the transaction cutoff date for the week containing the 30th day after the sales closing date for the eligible crop insurance contract.

d. The Company must retain at least 35 percent of the net book premium and associated liability for ultimate net losses on eligible crop insurance contracts placed into each of the Developmental Funds within each State. The Company may retain a greater percentage of the net book premium and associated liability for ultimate net losses within any State whenever it designates percentages greater than 35 percent in its Plan of Operations for any reinsurance year. Such percentage designations must be in 5 percent increments. The three Developmental Funds' retention percentages may differ within a State. The liability for ultimate net losses not retained by the Company within each State will be ceded to FCIC in exchange for an equal percentage of the associated net book premium included in the Developmental Funds in that State.

3.   Commercial Funds

a. Any eligible crop insurance contract not designated by the Company to the Assigned Risk Fund or a Developmental Fund will be placed in one of three Commercial Funds as follows: Fund C CAT; Fund R Revenue insurance plans; or Fund B All other crop insurance plans.

b. The Company must retain at least 50 percent of the net book premium and associated liability for ultimate net losses on eligible crop insurance contracts designated to each of the Commercial Funds within each State. The Company may retain percentages of the net book premiums and associated liability for ultimate net losses within any State whenever it designates percentages greater than 50 percent in its Plan of Operations for any reinsurance year. Such percentage designations must be made in 5 percent increments. The three Commercial Funds' retention percentages may differ within a State. The liability for ultimate net losses not retained by the Company within each State will be ceded to FCIC in exchange for an equal percentage of the associated net book premium included in the Commercial Funds in that State.

4.   Company Minimum Retention

a. After all proportional reinsurance cessions under this Agreement, the Company must retain a percentage of net book premium and associated liability for ultimate net losses that equals or exceeds 35 percent of its book of business. However, if more than 50 percent of the Company's book of business is in the Assigned Risk Fund or the Company designates eligible crop insurance contracts only to the Assigned Risk Fund and Developmental Funds, the Company must retain a percentage of net book premium and associated liability for ultimate net losses of at least 22.5 percent of its book of business.

b. In the event that the Company fails to retain the required minimum percentage of its book of business under this Agreement, the percent of net book premiums and associated liability for ultimate net losses for all eligible crop insurance contracts included in the Assigned Risk Fund in all States will be increased on a pro-rata basis from the 20 percent retention stated in section II.B.1.a. to the retention necessary to meet the minimum retention stated in section II.B.4.a.
C.     Non-Proportional Reinsurance

1.   Company's Responsibility for Ultimate Net Losses

The non-proportional reinsurance provided hereunder applies to the Company's retained book of business in each individual Fund and State after proportional cessions under subsection II.B. For each Fund and State, the Company's responsibility for ultimate net losses will be determined as follows:

a. The Company will retain the following percentages of the amount by which its retained ultimate net losses in each individual State and Fund exceed 100 percent but are less than or equal to 160 percent of the Company's retained net book premium in that State and Fund for the reinsurance year.
                                   (B)                 (C)               (R)
i.   Commercial Fund       50.0 percent         50.0 percent       57.0 percent
ii.   Developmental Fund   25.0 percent         25.0 percent       30.0 percent
iii.   Assigned Risk Fund  5.0 percent              - - -              - - -

b. In addition to the amount determined under section II.C.1.a., the Company will retain the following percentages of the amount by which its retained ultimate net losses in each individual State and Fund exceed 160 percent but are less than or equal to 220 percent of the Company's retained net book premium in that State and Fund for the reinsurance year.
                                   (B)                 (C)                  (R)
i.    Commercial Fund       40.0 percent        40.0 percent        43.0 percent
ii.   Developmental Fund    20.0 percent        20.0 percent        22.5 percent
iii.   Assigned Risk Fund   4.0 percent            - - -              - - -

c. In addition to the amounts determined under paragraphs II.C.1.a. and b., the Company will retain the following percentages of the amount by which its retained ultimate net losses in each individual State and Fund exceed 220 percent but are less than or equal to 500 percent of the Company's retained net book premium in that State and Fund for the reinsurance year.
                                 (B)                (C)                  (R)
i.   Commercial Fund         17.0 percent       17.0 percent        17.0 percent
ii.   Developmental Fund     11.0 percent       11.0 percent        11.0 percent
iii.   Assigned Risk Fund     2.0 percent             - - -              - - -

d. FCIC will assume ultimate net losses in excess of the Company's retained ultimate losses as determined under paragraphs II.C.1.a., b., and c. In addition, FCIC will assume 100 percent of the amount by which the Company's retained ultimate net losses in each individual State and Fund exceed 500 percent of the Company's retained net book premium in that State and Fund for the reinsurance year.

D.     Company's Retention of Underwriting Gain

1. The amount of underwriting gain retained by the Company will be calculated separately for each Fund within each State as follows:

a. When the loss ratio equals or exceeds 65 percent but is less than 100 percent of the Company's retained net book premium in a Fund and State for the reinsurance year, the Company will retain the following percentages of the underwriting gain:
                             (B)                (C)                  (R)
    i.   Commercial Fund           94.0 percent 75.0 percent  94.0 percent
    ii.   Developmental Fund       60.0 percent 45.0 percent  60.0 percent
    iii.   Assigned Risk Fund      15.0 percent    - - -      - - -

b. In addition to the amounts of underwriting gain determined in the range of loss ratios under section II.D.1.a., when the loss ratio equals or exceeds 50 percent but is less than 65 percent of the Company's retained net book premium in a Fund and State for the reinsurance year, the Company will retain in that Fund and State the following percentages of the underwriting gain:

                                  (B)               (C)                   (R)
    i.   Commercial Fund        70.0 percent   50.0 percent      70.0 percent
    ii.   Developmental Fund    50.0 percent   30.0 percent        50.0 percent
    iii.  Assigned Risk Fund     9.0 percent       - - -               - - -

c. In addition to the amounts of underwriting gain determined in the range of loss ratios under sections II.D.1.a. and b., when the loss ratio is less than 50 percent of the Company's retained net book premium in a Fund and State for the reinsurance year, the Company will retain in that Fund and State the following percentages of the underwriting gain:
                                       (B)               (C)            (R)
    i.   Commercial Fund           11.0 percent   8.0 percent   11.0 percent
    ii.   Developmental Fund       6.0 percent    4.0 percent     6.0 percent
    iii.   Assigned Risk Fund      2.0 percent     - - -               - - -

2. The underwriting gain or loss for each individual Fund will be totaled for each State to determine the net underwriting gain or loss for that State.

3. The Company's net underwriting gain or loss will be determined by totaling the net underwriting gains or losses for all States. Any net underwriting gain will be paid by FCIC to the Company at annual settlement except as provided in section II.D.4. Any net underwriting loss of the Company will be paid to FCIC by the Company with each monthly summary report.


4.   Reinsurance Account

              a. All calculations described in this section are only applicable to the annual settlement. The balance in the Company's reinsurance account is subject to the provisions of section V.U.

              b. If the Company's overall gain for all States in any reinsurance year exceeds 17.5 percent of its retained net book premium for that reinsurance year, 60 percent of the amount above 17.5 percent will be held by FCIC in a Company reinsurance account.

              c. If the Company retains an overall loss or an overall gain less than 17.5 percent of its retained net book premium in any reinsurance year, any balances in the Company's reinsurance account will be paid to the Company to the extent needed to obtain an overall gain of 17.5 percent of retained net book premium, or a lesser amount if the balance in the account is not adequate to achieve this percentage.

              d. Except only for those funds that are the subject to the provisions of section V.X. or to litigation or arbitration between the Company and FCIC, or set-off in accordance with section V.U., funds from a reinsurance year that have been placed in this account for any one reinsurance year will be returned to the Company 2 years after the first annual settlement for such reinsurance year. Payments will be made on a first in, first out basis. (For example, any balance remaining from the 1998 reinsurance year will be paid in February 2001.)

              e. In the event of termination or nonrenewal of this Agreement, balances in the reinsurance account will be paid, less those funds that are subject to a claim by FCIC, as follows:

                      i. If terminated by the Company, 50 percent of the balance will be paid at the date of the annual settlement that would have occurred for the first reinsurance year after termination, and 50 percent will be paid 1 year later, provided neither the Company nor any other company associated with the Company (as determined by FCIC) has applied for reinsurance under the Act.

                    ii. Whenever FCIC terminates this Agreement or does not renew this Agreement or offer any subsequent Agreement, any remaining balance shall be paid 1 year after the first annual settlement of the reinsurance year terminated.

                    f. Notwithstanding any provision of any earlier Standard Reinsurance Agreement, any balance in the reinsurance account accumulated from the 1997 or prior reinsurance years will be paid out in accordance with section II.D.4. This provision will be implemented at the time of the annual settlement for the Agreement in effect for the 1997 reinsurance year. No interest will be paid on such amounts.

E.     Commercial Reinsurance

       The Company may reinsure commercially its liability for ultimate net losses remaining after all cessions under this Agreement. When commercial reinsurance is required in order for the Company to meet the Standards for Approval (7 C.F.R. part 400, subpart L), the Company must describe in the Plan of Operations its commercial reinsurance plan and provide the documentation required by FCIC to assure that the potential liability for premiums retained after such commercial reinsurance meets the requirements contained in the Standards for Approval.

SECTION III.  SUBSIDIES AND ADMINISTRATIVE FEES

A. FCIC will provide risk subsidy and A&O subsidy on behalf of producers as follows:

       1. Risk subsidy shall be determined as provided by the Act and will be provided to the Company on the monthly summary report.

       2. A&O subsidy for eligible crop insurance contracts will be determined as set forth below and will be paid to the Company on the monthly summary report after the Company submits, and FCIC accepts, the information needed to accurately establish the premium for such eligible crop insurance contracts. Notwithstanding the provisions of this section, under no circumstances will A&O subsidy be paid in excess of the amount authorized by statute.

              a. For any eligible CAT crop insurance contract, 0 percent of net book premium.

              b. For revenue insurance plans that can not increase liability whenever the market price at harvest exceeds the market price at the time of planting, 27.0 percent of the net book premium attributed to such eligible crop insurance contracts, not to exceed the amount that would have been paid had each eligible producer purchased limited or additional coverage under an insurance plan that insures loss of individual yield.

              c. For revenue insurance plans that can increase liability whenever the market price at the time of harvest exceeds the market price at the time of planting, 23.25 percent of the net book premium attributed to such eligible crop insurance contracts.

              d. For eligible crop insurance contracts that provide coverage under the GRP, 25.0 percent of the net book premium attributed to such eligible crop insurance contracts.

              e.    For limited or additional coverage not included in sections
                     III.A.2. b., c., and d., 27.0  percent of net book
                    premium attributed to such eligible crop insurance
                    contracts.

                    f. The amounts payable under sections III.A.2.b., c., d., and e., will be reduced by the amount of administrative fees applicable to such policies retained by the Company.

                    g. If the amount of A&O subsidy payable to the Company for any limited coverage eligible crop insurance contract is less than the administrative fee retained by the Company on such contract, the administrative fee will be considered payment in full for the A&O subsidy on such contract.

B. The Company shall collect administrative fees from producers and may retain only such amounts as set forth herein:

       1. For CAT, $50 for each eligible crop insurance contract, not to exceed $200 per county and $600 for all counties combined for each eligible producer. The Company shall retain not more than $100 per county for each eligible producer as compensation for the costs of selling and servicing the eligible CAT crop insurance contracts. In the event the eligible producer is a limited resource farmer as defined in the regulations, the Company shall submit the required evidence to FCIC and FCIC shall pay the Company the appropriate fee on the monthly summary report.

       2. For limited coverage, $50 per eligible crop insurance contract, not to exceed $200 per county and $600 for all counties combined for each eligible producer. The Company shall retain not more than $100 per county for each eligible producer. Any fees retained by the Company will be offset against the A&O subsidy.

       3. For additional coverage, $10 per eligible crop insurance contract to be paid to FCIC by the Company.

C. The amount of A&O subsidy may be adjusted to a level that FCIC determines to be equitable if issuing or servicing eligible crop insurance contracts involve expenses that vary significantly from the basis used to determine the A&O subsidy under this section: Provided: That such A&O subsidy does not exceed the maximum amount specified by statute.

D. In the event the Company determines that it can deliver eligible crop insurance contracts for less than the A&O subsidy paid under this section, it may apply to FCIC for approval to reduce the amount of producer premium charged to policyholders by an amount corresponding to the value of the efficiency.

E. With the exception of raisins, the Company may not submit estimated data for the purpose of establishing premium, liability, or indemnity. For raisins, the Company may submit estimated reports not to exceed 2 tons per acre, which will be used to determine the estimated A&O subsidy for eligible raisin crop insurance contracts. In the event the actual raisin net book premium is less than this estimate, the Company will include the excess A&O subsidy as an amount owed to FCIC in the first monthly summary report after the actual raisin tonnage is known. Interest on this amount, at the rate set forth in section V.C.2. calculated from the date of payment by FCIC to the date of the monthly summary report upon which the actual tonnage is reported, must be included as an amount owed to FCIC.

F. The billing statement provided to the policyholder will contain the following information:

       1.     The total premium calculated by adding 2 and 3 below;

       2. The risk subsidy and A&O subsidy paid or provided by FCIC to the Company on behalf of the policyholder; and

       3. The amount of premium and any administrative fees due the Company from the policyholder.

G. All data on which liabilities and premiums are based must be reported by the Company and accepted by FCIC not later than the transaction cut-off date for the twelfth week after the week that includes the latest acreage reporting date specified in the actuarial data master file for any eligible crop insurance contract insured by the policyholder. The A&O subsidy for eligible crop insurance contracts under this Agreement will be reduced if the data are delayed, unless the delay is caused in whole or in part by FCIC, as follows:

       Data Received

       During Weeks                                         Reduction

       13th through 15th                                 1.5 percent
         --           --
       16th through 17th                                  3.0 percent
         --           --
       18th or more                                       4.5 percent
         --

H. No A&O subsidy for eligible crop insurance contracts under this Agreement will be paid if the agent or loss adjuster SSN is not submitted and accepted by FCIC.

I. A&O subsidy will be paid to the Company beginning with the October monthly summary report. It will be paid in one installment based on the data obtained from accepted acreage reports (preliminary tonnage report for eligible raisin crop insurance contracts) in accordance with processing provisions contained in Manual 13.

SECTION IV.   LOSS ADJUSTMENT EXPENSES

A. For eligible CAT crop insurance contracts, FCIC will pay to the Company an amount equal to 4.7 percent of the total net book premium for eligible CAT crop insurance contracts computed at 65 percent of the recorded or appraised average yield indemnified at 100 percent of the projected market price, or equivalent coverage, for loss adjustment expense. The loss adjustment expense specified in this section will be included in the monthly summary report containing the data obtained from acreage reports that have met the processing provisions specified in Manual 13. In addition to the amounts stated in this subsection:

1. If the actual loss ratio on the Company's net book premium of all eligible CAT crop insurance contracts for the reinsurance year exceeds 60 percent but is not greater than 160 percent, FCIC will pay to the Company, as loss adjustment expense, an additional 0.017 percent of the net book premium on all eligible CAT crop insurance contracts reinsured under this Agreement for each full point between a 60 percent and 160 percent loss ratio. The loss adjustment expense payable to the Company under this paragraph will not exceed 1.7 percent. The loss adjustment expense payable to the Company under this paragraph for such eligible CAT crop insurance contracts shall be computed on premium determined at 65 percent of the recorded or appraised average yield indemnified at 100 percent of the projected market price, or equivalent coverage.


2. In addition to the amounts stated in section IV.A.1, if the actual loss ratio on the Company's net book premium of all eligible CAT crop insurance contracts for the reinsurance year exceeds 160 percent but not greater than 260 percent, FCIC will pay to the Company, as excess loss adjustment expense, an additional 0.007 percent of the net book premium on all eligible CAT crop insurance contracts reinsured under this Agreement for each full point between a 160 percent and 260 percent loss ratio. The excess loss adjustment expense payable under this paragraph will not exceed
     0.7 percent. The excess loss adjustment expense payable under this paragraph for such eligible CAT crop insurance contracts shall be computed on premium determined at 65 percent of the recorded or appraised average yield indemnified at 100 percent of projected market price, or equivalent coverage.

B. Loss adjustment expenses under section IV.A. will be included in the monthly summary report that contains losses exceeding the thresholds specified in section IV.A. and that meet the processing provisions specified in Manual 13.

SECTION V.   GENERAL PROVISIONS

A.     Collection of Information and Data

The Company is required to collect and provide to FCIC the SSN or the EIN as authorized and required by the Food, Agriculture, Conservation, and Trade Act of 1990 (Pub. L. 101-624), and the regulations promulgated thereunder, as codified in 7 C.F.R. part 400, subpart Q.

B.     Reports

       1. The Company must submit accurate and detailed contract data to FCIC through the DAS in accordance with the requirements of Manual
              13. The DAS will only accept, and the Company will only be required to submit data through the automated system for 3 years following the first annual settlement for the reinsurance year. Settlement of claims still in litigation, arbitration, or any administrative proceeding 3 years after the first annual settlement for such reinsurance year must be reported to FCIC and will be processed manually following final resolution of such action.

       2. All reports submitted for reimbursement must be certified by an authorized officer or authorized employee of the Company. The required certification statements are contained in Manual 13.

       3. Failure of the Company to comply with the provisions of this Agreement, including timely submission of the monthly and annual settlement data and reports, or any other report required by this Agreement does not excuse or delay the requirement to pay any amount due to FCIC by the dates specified herein. Failure of the Company to make payment in accordance with the provisions of this Agreement is a default of this Agreement by the Company. In addition to the payment of applicable interest, such actions may be a basis to suspend or terminate this Agreement.

       4. Producer premiums and administrative fees collected by the Company must be reported on the monthly summary report submitted in the next calendar month after collection. Producer premiums and administrative fees that are uncollected for each billing date must be reported by the Company on the monthly summary report for the month following the month containing the billing date.

       5. All payments due FCIC from the Company will be netted on the monthly and annual settlement reports with amounts due the Company from FCIC. Any amount due FCIC as a result of the netting effect must be deposited on or before the Company's payment date directly into FCIC's account in the U. S. Treasury by EFT. FCIC will remit amounts due the Company by EFT on or before the FCIC payment date. Any amounts due FCIC or the Company that are not timely remitted are subject to the interest rate provisions contained in section
              V. C., with such interest accruing from the date such payment was due to the date of payment.

       6. In the event that a payment would be due to the Company except for the erroneous rejection of data by FCIC, the Company shall be entitled to interest accrued on these amounts for the period of such delay, at the rate provided in section V. C.1.

       7. In addition to the reporting requirements contained in Manual 13, the Company will provide other information relating to policies reinsured hereunder as may be requested by FCIC.

       8. All payments and reports are subject to post audit by FCIC in accordance with section V. X.

C.     Interest

       1. Any interest that FCIC is required to pay the Company under the terms of this Agreement will be paid in accordance with the interest provisions of the Contract Disputes Act
              (41 U.S.C. 601 et seq.).

       2. Any interest that the Company is required to pay FCIC under the terms of this Agreement will be paid at the simple interest rate of 15 percent per annum.

       3. The Company will repay with interest any amount paid to the Company by FCIC that FCIC or the Company subsequently determines was not due.

       4. FCIC will repay with interest any amount paid by the Company to FCIC which FCIC subsequently determines was not due.

D.     Escrow Account

       1. At the Company's request, FCIC will allow the Company to establish an escrow account in the name of FCIC at a bank designated by the Company, and approved by FCIC, to reimburse the Company for payment of losses to eligible producers by the Company. The Company's bank must pledge collateral as required by 31 C.F.R. 202 in the amount determined by FCIC. The requirements for funding the escrow account and monthly balancing are contained in Manual 13 and the Escrow Agreement.

       2. Any Company that elects not to utilize escrow funding will be reimbursed for paid losses validated and accepted on the monthly summary report.

       3. For the purpose of this Agreement, any loss will be considered paid by the Company when the instrument or document issued as payment of the indemnity has cleared the Company's bank account.

E.     Form Approval

       The Company must submit for FCIC's approval all forms incorporated by reference into the eligible crop insurance contracts reinsured under this Agreement. Any such forms must not be used by the Company until approved or otherwise authorized in writing by FCIC.

F.     Supplemental Insurance

       1. The Company must not sell any contract of insurance or similar instrument that may shift risk to or otherwise increase the risk of any eligible crop insurance contract sold or reinsured by FCIC. The Company must submit any contracts of insurance or similar instruments to FCIC for review and approval prior to selling them. FCIC will not reimburse the Company for any loss occurring on an eligible crop insurance contract if the Company sold a contract of insurance that FCIC determines to have shifted risk to or increases the risk of such eligible crop insurance contract reinsured under this Agreement, or if the Company administers the contract of insurance in a manner inconsistent with its submission and the FCIC approval.

       2. The Company must maintain and make available to FCIC the SSN and EIN and underwriting information pertaining to any contract of insurance written in conjunction with eligible crop insurance contracts reinsured under this Agreement, including the contract number of the related eligible crop insurance contract.

G.     Insurance Operations

       1.     Plan of Operations

              a. This Agreement becomes effective with respect to any reinsurance year upon approval of the Company's Plan of Operations by FCIC. The Plan of Operations must be submitted to FCIC by April 1 preceding the reinsurance year.

              b. The Plan of Operations must meet the requirements and be in the format as contained in appendix 2.

              c. The Company may submit a request to amend an approved Plan of Operations at any time to reflect changing business considerations and sales expectations. Such amendments must be in writing and must be approved by FCIC in writing before implementation by the Company. The request will be evaluated following the procedures applicable to a timely filed original plan, except that FCIC will also consider whether FCIC's risk is materially increased. Requests for amendment where the risk has materially increased will only be considered if FCIC, at its sole discretion, determines that its actions or those of USDA have substantially increased the risk of underwriting loss on eligible crop insurance contracts previously written by the Company.

              d. The Plan of Operations is incorporated in this Agreement by reference. Material failure to follow the Plan of Operations may be a basis for FCIC to terminate this Agreement.

       2.     General Operations

              a. All eligible crop insurance contracts reinsured under this Agreement must be sold by properly trained and licensed agents. Employees, agents, brokers, solicitors, or any other sales representatives of the Company who quote premium rates and coverages or provide other information in the sale of eligible crop insurance contracts to current or prospective policyholders must be licensed or certified in crop insurance if available, or in the property and casualty line of insurance if a crop insurance license or certification is not available.

              b. The Company shall not permit its sales agents, agency employees, sales supervisors, or any spouse or family member residing in the same household as any such sales agent, agency employee, or sales supervisor to be involved in any way with the following activities in any county or adjoining county where the sales agent, agency employee, any competing agency or sales supervisor performs any sales functions:

                      i.   The supervision, control, or adjustment of any loss;

                     ii.   A determination of a claim or cause of loss; or

                    iii. Verification of yields for the purpose of establishing any insurance coverage or guarantee.

              c. The Company shall not permit its claims supervisors or any employee or contractor involved in the determination of the amount or cause of any loss to be involved in any way with the sales of any eligible crop insurance contract in any county or adjoining county in which they perform any loss adjustment or claims services.

              d. The Company shall not permit its sales agents, the owners or employees of its sales agencies, its sales supervisors, or any spouse or family member residing in the same household as any such person, to be involved in underwriting any eligible crop insurance contract written by any such person.

                    e. Any person employed by the Company for the general supervision of the crop insurance program in an area may supervise activities associated with the general administration of the crop insurance program in that area, which may include training, servicing, underwriting, and loss adjusting. However, all quality control reviews must be conducted by objective and unbiased persons who were not involved in establishing the guarantee or adjusting the loss, or the sales or supervision of sales for the policies reviewed.

              f. The Company must verify all yields and other information used to establish insurance guarantees and indemnity payments in accordance with the procedures approved by FCIC. Guarantees must be verified in accordance with the requirements of the approved Manual 14 and applicable procedures.

              g. The Company must use crop insurance contracts, standards, procedures, methods, and instructions as issued or approved by FCIC in the sales, service, and loss adjustment of eligible crop insurance contracts.

       3.     Managing General Agents

              If the Company will perform its responsibilities under this Agreement through a MGA, the Company must certify to FCIC in the Plan of Operations that such MGA is in full compliance with the laws and regulations of the State in which such MGA is incorporated or, in the absence of such laws and regulations, with the National Association of Insurance Commissioners' Model Act governing MGAs.

H.     Access to Records and Operations

       Upon written request, unless otherwise authorized by the Manager of FCIC, the Company must provide FCIC reasonable access to its offices, personnel (including agents and loss adjusters), and all records that pertain to the business conducted under this Agreement at any time during normal business hours for the purpose of investigation, audit or examination, including access to records on the operation of the Company. The Company must designate in its Plan of Operations each location where records and documents are retained. Records pertaining to premium or liability must be retained until 3 years after the annual settlement date for the respective reinsurance year. FCIC may require on a case-by-case basis the Company to retain certain specified records for a longer period if it so notifies the Company in writing at any time before disposal of the record. The Company should be aware that the statute of limitations for bringing a suit for any breach of this Agreement is 6 years. For the purpose of this section the term "FCIC" includes all U.S. Government agencies including but not limited to USDA Office of Inspector General, the General Accounting Office, and the Department of Labor.

I.     Compliance and Corrective Action

       1. The Company must be in compliance with the provisions of this Agreement, the laws and regulations of the United States, the laws and regulations of the States and locales in which the Company is conducting business under this Agreement, unless such State and local laws and regulations are in conflict with this Agreement, and all bulletins, handbooks, instructions, and procedures of FCIC.

       2. The Company must cooperate with FCIC in the review of Company operations.

       3. If FCIC finds that the Company has not complied with any provision of this Agreement, and the Company has not taken appropriate steps to correct the reported act of non-compliance, FCIC may at its discretion, require that the Company take corrective action within 45 days of the date of such written demand. The Company must provide FCIC with satisfactory documentary evidence of the corrective action taken to address the reported act of non-compliance.

       4. Whenever an act or omission by the Company materially affects the existence or amount of the indemnity or premium paid (including but not limited to incorrect APH calculations; improper adjustment of loss; sales agents or sales supervisors involved in the adjustment of losses; failure to verify eligibility for insurance, acreage planted or prevented from planting, insurable shares, insurable causes of loss, unit divisions, or nonstandard classifications) and FCIC is able to determine the correct amount of indemnity or premium that should have been paid:

              a. FCIC shall require the Company to report to FCIC through the DAS system the correct amount of indemnity or premiums, and

              b. FCIC may require the Company to refund any A&O subsidy that exceeds the amount the Company was entitled to receive.

       5. The Company provides valuable program delivery services for which payment is made in the form of A&O subsidy. FCIC and the Company agree that FCIC is damaged by a failure of the Company to provide services or to comply with FCIC requirements and procedures and that the value of such service or failure to comply is difficult to determine because damages are uncertain and the amount of services or failure to comply is difficult to quantify. FCIC and the Company agree that in view of the difficulty of determining the exact value of each service, the amounts stated below are reasonable estimates of the value of such services.

              a. If the Company's loss adjustment performance and practices are not carried out in accordance with this Agreement and FCIC assumes the Company's loss adjustment obligations, the Company shall pay FCIC an amount equal to 10 percent of the net book premium on all eligible crop insurance contracts adjusted or readjusted by FCIC.

              b. If this Agreement should be terminated for cause, the Company shall pay FCIC the equivalent of 10 percent of the net book premium for all eligible crop insurance contracts.

              c. In the event of the following failures to comply with the terms and conditions of this Agreement, the Company shall pay FCIC as follows:

                     i. For failure to follow approved sales agent training requirements contained in Manual 14, 1 percent of the net book premium for eligible crop insurance contracts written by sales agents not trained in accordance with Manual 14 if, for the purposes of this subparagraph only, the number of such sales agents exceeds 5 percent of all sales agents requiring training;

                     ii. For failure to follow approved loss adjuster training requirements contained in Manual 14, 1 percent of the net book premium for eligible crop insurance contracts adjusted by loss adjusters not trained in accordance with Manual 14 if, for the purposes of this subparagraph only, the number of loss adjusters exceeds 5 percent of the loss adjusters requiring training; and

                     iii. For failure to follow approved quality control review requirements in Manual 14, 1 percent of the net book premium for eligible crop insurance contracts not reviewed in accordance with Manual 14, but which were required to be reviewed, if the number of reviews not performed exceeds 5 percent of the number required.

              d. For failure to follow FCIC approved procedure that materially impacts the existence or amount of the loss, the Company shall pay to FCIC 3 percent of the net book premium of all eligible contracts for which each failure occurred.

              e.    The total amount payable under sections V. I. 5. c.
                    and d. may not exceed 4.5 percent of the net book premium on each eligible crop insurance contract for which any payment is due FCIC under sections V. I. 5. c. or d.

6. Any payment due from or paid by the Company under this section shall be in addition to and without prejudice to any other rights of FCIC, or the United States, if the deficiency in compliance with terms and conditions of this Agreement result from the Company's violation of criminal or civil false claims statutes.

       7. FCIC may, at its sole discretion, waive, reduce or delay repayment.

       8. Any amounts due from or paid by the Company under this section shall be paid by the Company to FCIC on the next monthly summary or annual settlement report after a final determination by FCIC. Any payment not timely paid will be subject to provisions of section V.C.

       9. If FCIC collects any amount in accordance with section V. I. 4. or V.I.5.a. or b., then FCIC will not require the Company to pay any amount under section V. I. 5.d. on the same eligible crop insurance contracts.

       10. Nothing in this subsection prevents FCIC from collecting any amounts due under this subsection from the Company and suspending or terminating this Agreement.

J.     Suspension

       FCIC may suspend this Agreement for cause due to a material failure to perform or comply with obligations under this Agreement. If this Agreement is suspended for cause:

       1. The suspension will remain in effect until FCIC determines that the Company has corrected the failure and has taken steps to prevent its occurrence.

       2. While suspended, the Company may not sell any new crop insurance contracts under this Agreement. However, if required by FCIC, the Company must service all eligible crop insurance contracts in effect at the time of the suspension.

       3. If the Company does not properly service existing crop insurance contracts as required by section V.J.2. or has not corrected the failure within 45 days of the date the Company is notified of the suspension, this Agreement will automatically terminate at the end of the reinsurance year.

K.     Termination

       1. FCIC may terminate this Agreement for cause due to a material failure to perform or comply with obligations under this Agreement. If this Agreement is terminated for cause, FCIC will not provide reinsurance for eligible crop insurance contracts issued or renewed after the date of the termination. FCIC will provide reinsurance for eligible crop insurance contracts in effect as of the date of the termination until the next cancellation date.

       2. If FCIC terminates this Agreement for the convenience of the government, FCIC will not provide reinsurance for any eligible crop insurance contract renewed or issued after the date of termination. FCIC will continue to provide A&O subsidy, risk subsidy, and reinsurance to the extent allowed under this Agreement for eligible crop insurance contracts in effect as of the date of the termination until the next cancellation date. No additional damages or amounts will accrue to the Company because of such termination.

L.     Disputes and Appeals

       1. The Company may appeal any actions, finding, or decision of FCIC under this Agreement in accordance with the provisions of 7 C.F.R. 400.169.

       2. FCIC shall generally issue a fully documented decision within 90 days of the receipt of a notice of dispute accompanied by all information necessary to render a decision. If a decision cannot be issued within 90 days FCIC will notify the Company within the 90 day period of the reasons why such a decision cannot be issued and when it will be issued.

M.     Renewal

       This Agreement will continue in effect from year to year with an annual renewal date of July 1 of each succeeding year unless FCIC gives at least 180 days advance notice in writing to the Company that the Agreement will not be renewed. This Agreement will automatically terminate if the Company fails to submit a Plan of Operations by the date such Plan of Operations is due unless such other date is approved by FCIC in writing.

N.     Appropriation Contingency

       The payment of obligations of FCIC under this Agreement are contingent upon the availability of appropriations. Notwithstanding any other provision of this Agreement, FCIC's ability to sustain the Agreement depends upon the FCIC's appropriation. If FCIC's appropriation is insufficient to pay the obligations under this Agreement, and FCIC has no other source of funds for such payments, FCIC will reduce its payments to the Company on a pro rata basis or on such other method as determined by FCIC to be fair and equitable.

O.     Replacement

       This Agreement replaces any previous Standard Reinsurance Agreement between FCIC and the Company, except that any obligations continuing under any previous Agreement will remain subject to the terms and conditions of such previous Agreement.

P.     Cut-Through and Preemption of State Law

1. Whenever the Company and its policy issuing company, if applicable, are unable to fulfill their obligations to any policyholder by reason of a directive or order duly issued by any Department of Insurance, Commissioner of Insurance, or by any court of law having competent jurisdiction, or under similar authority of any jurisdiction to which the Company is subject, all eligible crop insurance contracts affected by such directive or order that are in force and subject to this Agreement as of the date of such inability or failure to perform will be immediately transferred to FCIC without further action of the Company by the terms of this Agreement. FCIC will assume all obligations for unpaid losses whether occurring before or after the date of transfer, and the Company must pay FCIC all funds in its possession with respect to all such eligible crop insurance contracts transferred including, but not limited to, premiums collected. The Company hereby assigns to FCIC the right to all uncollected premiums on all such policies. No assessment for any guarantee funds or similar programs may be computed or levied on the Company by any State for or on account of any premiums payable on eligible crop insurance contracts reinsured under this Agreement.

2. The provisions of 7 C.F.R. part 400, subpart P pertaining to preemption of State or local laws or regulations are specifically incorporated herein and made a part hereof.

Q.     Litigation and Assistance

       1. The Company's expenses incurred as a result of litigation are covered by the A&O subsidy and the administrative fee paid by the producer for CAT coverage. FCIC has no obligation to provide any other funds to reimburse the Company for litigation costs.

       2. FCIC will also provide indemnification, as authorized by the Act, including costs and reasonable attorney fees incurred by the Company, that result solely from errors or omissions of FCIC.

       3. The Company may request FCIC to provide non-monetary assistance, including witnesses, documents, and direction or such other assistance as FCIC deems reasonable. FCIC may, at its option, elect to provide such assistance or it may elect to intervene in any legal action. The Company agrees not to oppose such participation. FCIC will only agree to the Company's request for litigation assistance if the Company:

              a. Immediately notifies FCIC in writing of the requested action setting forth the reasons such action would be in the best interests of FCIC;

              b. Presents all legal arguments favorable to its defense including those suggested by FCIC; and

              c. Does not join FCIC as a party to the action unless FCIC agrees in writing to be joined as a party.

0.       4.   FCIC will, at its sole discretion, determine if the requested action under this section will be granted. The criteria to determine such action will be whether such action is in the best interest of FCIC and the crop insurance program.

R.     Suspension and Debarment

       Any person or business entity who has been debarred or suspended by FCIC or any other U.S. Government Agency, may not be used by the Company in any manner which involves performance under this Agreement.

S.     Member - Delegate

       No member of or delegate to Congress nor any resident commissioner will be admitted to any share or part of this Agreement or to any benefit that may arise therefrom, except that this provision will not be construed to apply to a benefit from this Agreement that accrues to a corporation for its general benefit. Members of or delegates to Congress are eligible to purchase a crop insurance contract for any crop in which they have an insurable interest.

T.     Discrimination

       The Company must not discriminate against any employee, applicant for employment, insured, or applicant for insurance because of race, color, religion, sex, age, physical handicap, marital status, or national origin.

 U.    Set Off

1.     1.   Funds due from the Company may be set off under the provisions of this Agreement or under the provisions of 31 U.S.C. chapter 37.

       2. Any amount due the Company under this Agreement is not subject to any lien, attachment, garnishment, or any other similar process prior to that amount being paid under this Agreement, unless such lien, attachment, or garnishment arises under title 26 of the United States Code.

       3. Set off as provided in this section will not deprive the Company of any right it might otherwise have to contest the indebtedness involved in the set off action by administrative appeal.

       4. In the event a Company fails to pay any amount when due under this Agreement, any further payments to the Company from FCIC will be set off against any amounts due FCIC regardless of reinsurance year until these amounts are paid with appropriate interest.

       5.     If an assignment has been made pursuant to the provisions of section V.V. the following provisions will apply with respect to set off:

              a.     Notwithstanding the assignment, FCIC may set off:
                       i.  Any amount due FCIC under this Agreement;

                      ii. Any amounts for which the Company is indebted to the United States for taxes for which a notice of lien was filed or a notice of levy was served in accordance with the provisions of the Internal Revenue Code of 1954 (26 U.S.C. 6323), or any amendments thereto or modifications thereof, before acknowledgment by FCIC of receipt of the notice of assignment; and

                     iii. Any amounts, other than amounts specified in paragraphs i. and ii. above due to FCIC or any other agency of the United States, if FCIC notified the assignee of such amounts to be set off at or before the time acknowledgment was made of receipt of the notice of assignment.

V.     Assignment

       No assignment by the Company shall be made of the Agreement, or the rights thereunder, unless the Company assigns the proceeds of the Agreement to a bank, trust company, or other financing institution, including any federal lending agency, or to a person or firm that holds a lien or encumbrance at the time of assignment, and the Company receives the prior approval of FCIC to assign the proceeds of this Agreement to any other person or firm: Provided, That such assignment will be recognized only if and when the assignee thereof files with FCIC a written notice of the assignment together with a signed copy of the instrument of assignment, and, Provided further, That any such assignment must cover all amounts payable and not already paid under the Agreement, shall not be made to more than one party and shall not be subject to further assignment, except that any such assignment may be made to one party as agency or trustee for two or more parties.

W.     Liability for Agents and Loss Adjusters

       The Company is solely responsible for the conduct and training of its personnel, agents and loss adjusters within the parameters of this Agreement. Liability incurred, to the extent it is caused by agent or loss adjuster error or omission, or failure to follow FCIC approved policy or procedure, is the sole responsibility of the Company. The assumption of responsibility under this section is only for the purpose of this Agreement and may not be relied upon by any person or entity not a party to this Agreement for any purpose. Reinsurance of eligible crop insurance contracts may only be denied if there exists a pattern of failure to follow FCIC-approved policies or procedures, or allowance of errors or omissions, or the Company knew or should have known of the failure to follow FCIC-approved policies or procedures, or errors or omissions, and failed to take appropriate action to correct the situation.

X.     Performance Audit

       Notwithstanding any other provision hereunder, FCIC must notify the Company that the Company may be responsible for an error, omission, or failure to follow FCIC approved policy or procedures; and that a debt may be owed; within 3 years of the end of the insurance period during which the error, omission, or failure is alleged to have occurred. The failure to provide timely notice required herein shall only relieve the Company from liability for the alleged debt owed. Three years after the first annual settlement, such reinsurance year shall be deemed finally closed unless there are claims still under investigation or in litigation, including administrative proceedings, or arbitration. Such time frames will not be applicable to errors, omissions or procedural violations that are willful or intentional.

Y.     Resolution of Disagreements

       If the Company disagrees with an act or omission of FCIC, except those acts implemented through the rulemaking process, the Company shall provide written notice of such disagreement to the Manager of FCIC. Within 10 business days of receipt of notice, the Manager or a designee will schedule a meeting with the company in an attempt to resolve the disagreement. Notwithstanding any other provision in this section, any subsequent decision by FCIC on the act or omission will be final in the administrative process and, therefore subject only to review by the Board of Contract Appeals in a matter relating to this Agreement or to judicial review. Nothing herein excuses the Company's performance under this Agreement during the attempted resolution of the dispute or constitutes a waiver of the Company's right to any remedy authorized by law.

SECTION VI.   Certification

       The undersigned acknowledges that the Company's Board of Directors has authorized the Company to enter into this Agreement and the Plan of Operations. The undersigned acknowledges any misrepresentation in the submission of this Agreement and information contained in the Plan of Operations may result in civil or criminal liability against the undersigned or their representatives.

                            APPROVED AND ACCEPTED FOR

      THE FEDERAL CROP

INSURANCE CORPORATION                          THE COMPANY



              Signature                                          Signature

              Name                                                   Name

              Title                                                  Title

              Date                                                    Date